
                                                                         NSAR ITEM 77O

                                                              VK Investment Grade Municipal Trust
                                                                      10f-3 Transactions

  UNDERWRITING #           UNDERWRITING              PURCHASED FROM  AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                        PURCHASED

         1          Fort Worth TX Water & Sewer      Dain Rauchser       1,500,000            1.44          10/17/00
         2        Nassau County Finance Authority       Goldman          1,000,000             .39          10/19/00



Underwriting Participants

Underwriter #1:                Underwriter #2:
---------------                ---------------
Apex Securities                Goldman, Sachs & Co.
Bank One  Capital Markets      PaineWebber Incorporated
Chase Securities of Texas      First Albany Corporation
Morgan Stanley                 Morgan Stanley Dean Witter
Siebert Brandford Shank        Salomon Smith Barney
                               M.R. Beal & Company
                               Fleet Securities, Inc.
                               Merrill Lynch & Co.
                               Ramirez & Co., Inc.
                               Roosevelt & Cross, Inc.
                               William E. Simon & Sons Municipal Securities Inc.